Birner Dental Management Services, Inc.	Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
March 12, 2010

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES RESTATEMENTS RELATING TO CONSOLIDATION OF
MANAGED PROFESSIONAL CORPORATIONS

- No Impact on Operating Income, Net Income, EPS or Adjusted EBITDA-

DENVER, COLORADO, March 12, 2010  Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced that it intends to restate its consolidated statements of operations for the years ended December 31, 2007 and 2008 and for each of the quarters of the years ended December 31, 2008 and 2009. The restatements will be made in the Company’s annual report on Form 10-K for the year ended December 31, 2009, which the Company intends to file by March 31, 2010.

As a result of the restatements, the Company’s reported revenue for each of the restated periods will increase by at least 65% to reflect amounts paid to dentists, hygienists and dental assistants. Clinical salaries and benefits expense will increase by the same dollar amounts as the increase in revenue. The restatements will have no impact on the following items:

•	Contribution from dental offices
•	Operating income
•	Net income
•	Earnings per share
•	Consolidated balance sheets
•	Consolidated statements of shareholders equity and comprehensive income
•	Consolidated statements of cash flows
•	Adjusted EBITDA

Commenting on the restatements, Fred Birner, Chief Executive Officer of the Company, said “Historically, we have reported Net Revenue as the top line on our income statement.  Net Revenue is Patient Revenue less the compensation paid to dentists, hygienists and dental assistants.  Going forward, we will report Patient Revenue as the top line of our income statement, and the compensation expenses for dentists, hygienists and dental assistants will be moved to the expense category clinical salaries and benefits on the income statement.  We have disclosed Patient Revenue as Total Group Practice Revenue in our press releases and in the Management’s Discussion and Analysis section of our SEC filings because we believed that this information was meaningful to investors. With this change, we are formalizing the reporting of all of our Patient Revenue and dentist, hygienist and dental assistant expenses on our income statement as we have now concluded is appropriate. As we mentioned, the restatements will have no impact on our operating income, net income, earnings per share, balance sheets, statements of cash flows, or the calculation of Adjusted EBITDA.”

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 65 dental offices, of which 38 were acquired and 27 were de novo developments.  Currently, the Company has 121 general and specialty dentists affiliated with the organization.  The Company operates its dental offices under the PERFECT TEETH name.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s plan to restate its financial statements and the timing of filing of its Form 10-K for the year ended December 31, 2009. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680